Exhibit 10.6

In re	CHARYS HOLDING COMPANY, INC	Case No.	08-10289 (BLS)
	Debtor	Reporting Period:	May 1 through 31

BALANCE SHEET

The Balance Sheet is to be completed on an accrual basis only. Pre-petition liabilities must be classified separately from post-petition obligations.

ASSETS	BOOK VALUE AT END OF CURRENT REPORTING MONTH	BOOK VALUE AT END OF PRIOR REPORTING MONTH	BOOK VALUE ON PETITION DATE OR SCHEDULED
CURRENT ASSETS
Unrestricted Cash and Equivalents	3,880	80,522
Restricted Cash and Cash Equivalents (see continuation sheet)	5,391,593	5,391,593
Accounts Receivable (Net)	178,131,551	177,076,624
Notes Receivable
Inventories
Prepaid Expenses	38,363	59,773
Professional Retainers	589,301	569,301
Other Current Assets (attach schedule)	75,208	161,870
TOTAL CURRENT ASSETS	184,229,896	183,339,683
PROPERTY & EQUIPMENT
Real Property and Improvements
Machinery and Equipment
Furniture, Fixtures and Office Equipment	116,718	116,718
Leasehold Improvements
Vehicles
Less: Accumulated Depreciation	(45,690)	(42,867)
TOTAL PROPERTY & EQUIPMENT	71,028	73,851
OTHER ASSETS
Amounts due from Insiders*	86,638	86,638
Other Assets (attach schedule)	47,309,329	47,433,589
TOTAL OTHER ASSETS	47,395,967	47,520,227
TOTAL ASSETS	231,696,891	230,933,761

LIABILITIES AND OWNER EQUITY	BOOK VALUE AT END OF CURRENT REPORTING MONTH	BOOK VALUE AT END OF PRIOR REPORTING MONTH	BOOK VALUE ON PETITION DATE
LIABILITIES NOT SUBJECT TO COMPROMISE (Postpetition)
Accounts Payable	328,419	179,741
Taxes Payable (refer to FORM MOR-4)
Wages Payable
Notes Payable
Rent / Leases - Building/Equipment
Secured Debt / Adequate Protection Payments	243,414	173,545
Professional Fees	2,874,609	2,450,881
Amounts Due to Insiders*	15,466
Other Post-petition Liabilities (attach schedule)	13,819	124,351
TOTAL POST-PETITION LIABILITIES	3,475,727	2,928,518
LIABILITIES SUBJECT TO COMPROMISE (Pre-Petition)
Secured Debt
Priority Debt	293,063,959	293,063,959
Unsecured Debt	79,440,169	79,440,169
TOTAL PRE-PETITION LIABILITIES	372,504,128	372,504,128
TOTAL LIABILITIES	375,979,855	375,432,646
OWNERS' EQUITY
Capital Stock	58,953	58,953
Additional Paid-In Capital	345,724,500	345,724,500
Partners' Capital Account
Owner's Equity Account
Retained Earnings - Pre-Petition	(494,870,829)	(494,870,829)
Retained Earnings - Post-petition	4,804,412	4,588,491
Adjustments to Owner Equity (attach schedule)
Post-petition Contributions (attach schedule)
NET OWNERS’ EQUITY	(144,282,964)	(144,498,885)
TOTAL LIABILITIES AND OWNERS' EQUITY	231,696,891	230,933,761
** “Insider” is defined in 11 U.S.C. Section 101(31).

In re	CHARYS HOLDING COMPANY, INC	Case No.	08-10289 (BLS)
	Debtor	Reporting Period:	May 1 through 31

BALANCE SHEET - continuation section
ASSETS	BOOK VALUE AT END OF CURRENT REPORTING MONTH	BOOK VALUE AT END OF PRIOR REPORTING MONTH	BOOK VALUE ON PETITION DATE
Other Current Assets
Travel Advances	56,830
Deposits	18,378
Other Assets
Investment in subsidiaries	47,309,329

LIABILITIES AND OWNER EQUITY	BOOK VALUE AT END OF CURRENT REPORTINGMONTH		BOOK VALUE ON PETITION DATE
Other Post-petition Liabilities
Misc accrued expenses	13,819

Other Post-petition Liabilities

Restricted Cash: Cash that is restricted for a specific use and not available to fund operations.
Typically, restricted cash is segregated into a separate account, such as an escrow account.